Exhibit (m(i)(b)

DIREXION SHARES ETF TRUST

The maximum annualized fee rate pursuant to Paragraph 1 of the Direxion Shares ETF Trust Distribution Plan shall be 0.25% for the following Funds:

ACTIVELY MANAGED FUNDS

Direxion Bitcoin Shares

NON-LEVERAGED FUNDS

Direxion NASDAQ-100® Equal Weighted Index Shares

Direxion Fallen Knives ETF

Direxion High Growth ETF

Direxion Dynamic Hedge ETF

Direxion Moonshot Innovators ETF

Direxion Work From Home ETF

Direxion Connected Consumer ETF

Direxion World Without Waste ETF

Direxion Select Large Caps & FANGs ETF

Direxion Hydrogen ETF

Direxion Low Priced Stock ETF

Direxion Auspice Broad Commodity Strategy ETF

Direxion Flight to Safety Strategy ETF

Direxion Nanotechnology ETF

150/50 FUNDS

Direxion Russell 1000® Value Over Growth ETF

Direxion Russell 1000® Growth Over Value ETF

Direxion MSCI USA ESG - Leaders vs. Laggards ETF

Direxion S&P 500® High Minus Low Quality ETF

1X BEAR FUNDS

Direxion Daily S&P 500® Bear 1X Shares

Direxion Daily CSI 300 China A Share Bear 1X Shares

Direxion Daily Select Large Caps & FANGs Bear 1X Shares

2X Funds

Direxion Daily S&P 500® Bull 2X Shares

Direxion Daily CSI 300 China A Share Bull 2X Shares

Direxion Daily CSI China Internet Index Bull 2X Shares

Direxion Daily MSCI Brazil Bull 2X Shares

Direxion Daily Energy Bull 2X Shares

Direxion Daily Energy Bear 2X Shares

Direxion Daily Gold Miners Index Bull 2X Shares

Direxion Daily Gold Miners Index Bear 2X Shares

Direxion Daily Junior Gold Miners Index Bull 2X Shares

Direxion Daily Junior Gold Miners Index Bear 2X Shares

Direxion Daily Russia Bull 2X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bull 2X Shares

Direxion Daily S&P Oil & Gas Exp. & Prod. Bear 2X Shares

Direxion Daily MSCI India Bull 2X Shares

Direxion Daily Latin America Bull 2X Shares

Direxion Daily Robotics, Artificial Intelligence, & Automation Index Bull 2X Shares

Direxion Daily Cloud Computing Bull 2X Shares

Direxion Daily Cloud Computing Bear 2X Shares

Direxion Daily Select Large Caps & FANGs Bull 2X Shares

Direxion Daily Select Large Caps & FANGs Bear 2X Shares

Direxion Daily 5G Communications Bull 2X Shares

Direxion Daily 5G Communications Bear 2X Shares

Direxion Daily Cannabis Bull 2X Shares

Direxion Daily Cannabis Bear 2X Shares

Direxion Daily Global Clean Energy Bull 2X Shares

Direxion Daily Global Clean Energy Bear 2X Shares

Direxion Daily Lithium & Battery Tech Bull 2X Shares

Direxion Daily Lithium & Battery Tech Bear 2X Shares

Direxion Daily Video Games & Esports Bull 2X Shares

Direxion Daily Video Games & Esports Bear 2X Shares

Direxion Daily Travel & Vacation Bull 2X Shares

Direxion Daily Travel & Vacation Bear 2X Shares

Direxion Daily US Infrastructure Bull 2X Shares

Direxion Daily US Infrastructure Bear 2X Shares

Direxion Daily S&P Expanded Tech Software Sector Bull 2X Shares

Direxion Daily S&P Expanded Tech Software Sector Bear 2X Shares

Direxion Daily Sports Betting & iGaming Bull 2X Shares

Direxion Daily Sports Betting & iGaming Bear 2X Shares

Direxion Daily Oil Services Bull 2X Shares

Direxion Daily Oil Services Bear 2X Shares

Direxion Daily Rare Earth/Strategic Metals Bull 2X Shares

Direxion Daily Rare Earth/Strategic Metals Bear 2X Shares

Direxion Daily Airlines Bull 2X Shares

Direxion Daily Airlines Bear 2X Shares

Direxion Daily Fintech Bull 2X Shares

Direxion Daily Fintech Bear 2X Shares

Direxion Daily Metals & Mining Bull 2X Shares

Direxion Daily Metals & Mining Bear 2X Shares

3X Funds

Direxion Daily 7-10 Year Treasury Bull 3X Shares

Direxion Daily 7-10 Year Treasury Bear 3X Shares

Direxion Daily 20+ Year Treasury Bull 3X Shares

Direxion Daily 20+ Year Treasury Bear 3X Shares

Direxion Daily FTSE China Bull 3X Shares

Direxion Daily FTSE China Bear 3X Shares

Direxion Daily MSCI Emerging Markets Bull 3X Shares

Direxion Daily MSCI Emerging Markets Bear 3X Shares

Direxion Daily Financial Bull 3X Shares

Direxion Daily Financial Bear 3X Shares

Direxion Daily Healthcare Bull 3X Shares

Direxion Daily Mid Cap Bull 3X Shares

Direxion Daily MSCI Real Estate Bull 3X Shares

Direxion Daily MSCI Real Estate Bear 3X Shares

Direxion Daily Regional Banks Bull 3X Shares

Direxion Daily Retail Bull 3X Shares

Direxion Daily S&P 500® Bull 3X Shares

Direxion Daily S&P 500® Bear 3X Shares

Direxion Daily Semiconductor Bull 3X Shares

Direxion Daily Semiconductor Bear 3X Shares

Direxion Daily Small Cap Bull 3X Shares

Direxion Daily Small Cap Bear 3X Shares

Direxion Daily MSCI South Korea Bull 3X Shares

Direxion Daily Technology Bull 3X Shares

Direxion Daily Technology Bear 3X Shares

Direxion Daily FTSE Europe Bull 3X Shares

Direxion Daily Homebuilders & Supplies Bull 3X Shares

Direxion Daily S&P Biotech Bull 3X Shares

Direxion Daily S&P Biotech Bear 3X Shares

Direxion Daily Consumer Discretionary Bull 3X Shares

Direxion Daily Utilities Bull 3X Shares

Direxion Daily Aerospace & Defense Bull 3X Shares

Direxion Daily MSCI Mexico Bull 3X Shares

Direxion Daily Transportation Bull 3X Shares

Direxion Daily Industrials Bull 3X Shares

Direxion Daily Pharmaceutical & Medical Bull 3X Shares

Direxion Daily Dow Jones Internet Bull 3X Shares

Direxion Daily Dow Jones Internet Bear 3X Shares

Direxion Daily S&P 500® High Beta Bull 3X Shares

Direxion Daily S&P 500® High Beta Bear 3X Shares

Up to 0.25% of average daily net assets. The current authorized maximum annualized fee is 0% of average daily net assets.

Last Updated: August 18, 2021